Exhibit 10.27.2

EXECUTION VERSION

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

among

CAPITALSOURCE FUNDING II TRUST,
as Issuer

CS FUNDING II DEPOSITOR LLC,
as Depositor

CAPITALSOURCE FINANCE LLC,
as Loan Originator

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,
as Purchaser

Dated as of September 17, 2003 and Amended and Restated as of October 7, 2004

COMMERCIAL LOAN BACKED NOTES

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
SECTION 1.01 Certain Defined Terms	4
SECTION 1.02 Other Definitional Provisions	6
ARTICLE II
CLOSING AND PURCHASES OF ADDITIONAL NOTE PRINCIPAL BALANCES
SECTION 2.01 Closing	6
SECTION 2.02 Requests for Purchases of Additional Note Principal Balances; Reductions in Note Principal Balance	7
ARTICLE III
TRANSFER DATES
SECTION 3.01 Transfer Dates	7
ARTICLE IV
CONDITIONS PRECEDENT
SECTION 4.01 Closing Subject to Conditions Precedent	9
SECTION 4.02 Conditions Precedent to Amendment and Restatement	10
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE DEPOSITOR
SECTION 5.01 Representations and Warranties	11
SECTION 5.02 Securities Act	13
SECTION 5.03 No Fee	14
SECTION 5.04 Information	14
SECTION 5.05 The Purchased Notes	14
SECTION 5.06 Use of Proceeds	14
SECTION 5.07 The Depositor	14
SECTION 5.08 Taxes, etc	14
SECTION 5.09 Financial Condition	14
ARTICLE VI
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER
SECTION 6.01 Representations and Warranties	15

 i

 ii

Schedule I	Information for Notices
Exhibit A	Form of Certificate from Closing Attorney
Exhibit B	Incremental Note

 iii

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

          AMENDED AND RESTATED NOTE PURCHASE AGREEMENT dated as of September 17, 2003 and amended and restated as of October 7, 2004 (as amended, supplemented and otherwise modified from time to time, the “Note Purchase Agreement”), among CapitalSource Funding II Trust (the “Issuer”), CS Funding II Depositor LLC (the “Depositor”), CapitalSource Finance LLC (“CapitalSource”) and Citigroup Global Markets Realty Corp. (“Citigroup,” and in its capacity as Purchaser hereunder, the “Purchaser”).

          The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Sale and Servicing Agreement (as defined below). Additionally, the following terms shall have the following meanings:

          “Amended and Restated Note” shall mean the Amended and Restated Note in the principal amount of Six Hundred Million Dollars ($600,000,000.00), executed by the Issuer in favor of the Purchaser.

          “Closing” shall have the meaning set forth in Section 2.01.

          “Closing Date” shall have the meaning set forth in Section 2.01.

          “Commitment Fee” shall mean, with respect to the Closing Date, the commitment fee payable to the Purchaser on the Closing Date equal to (a) 35 basis points (0.35%) multiplied by (b) $400,000,000, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

          “Confidential Information” means all marketing information, financial information, terms sheets and other information concerning the transactions contemplated thereby, prepared by the Purchaser and its Affiliates.

          “Eligible Loan” shall have the meaning set forth in the Sale and Servicing Agreement.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

          “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

          “Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

          “Incremental Commitment Fee” shall mean, with respect to the effective date of the amendment and restatement of this Note Purchase Agreement, an amount equal to thirty five (35) basis points (0.35%) multiplied by Two Hundred Million Dollars ($200,000,000), such payment to be made in Dollars in immediately available funds, without deduction, set-off or counterclaim.

          “Incremental Note” means a note in the maximum principal amount of Sixty Million Dollars, substantially in the form of Exhibit B hereto, issued by the Issuer to the Purchaser. The Incremental Note will evidence the increase in the commitment and will be equally and ratably secured with all Notes issued pursuant to the terms of the Basic Documents. The Incremental Note represents the CIG Allocated Principal Balance.

          “Indemnified Party” means the Purchaser and any of its officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls the Purchaser or its Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

          “Indenture” means the Indenture dated as of September 17, 2003 among the Issuer as Issuer and Wells Fargo Bank, National Association as Indenture Trustee as the same may be amended and supplemented from time to time.

          “Investment Company Act” shall have the meaning provided in Section 5.01(i).

          “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

          “Loan Originator” means CapitalSource, as originator of the Loans.

          “Maximum Note Principal Balance” means an amount equal to Six Hundred Million Dollars ($600,000,000), less any reductions pursuant to Section 2.05 of the Sale and Servicing Agreement. In addition, with respect to the Incremental Note, the Maximum Note Principal Balance shall be increased by 60% of the then outstanding principal balance of the CIG Underlying Loans on the related Transfer Date, and thereafter, the Maximum Note Principal Balance shall be increased by the then outstanding principal balance of the Incremental Note.

          “Purchaser” means the Purchaser and its permitted successors and assigns.

          “Purchased Notes” means the CapitalSource Funding II Trust Commercial Loan Backed Notes issued by the Issuer pursuant to the Indenture.

          “Sale and Servicing Agreement” means the Amended and Restated Sale and Servicing Agreement dated as of September 17, 2003 and amended and restated as of October 7, 2004, among the Issuer, the Depositor, the Loan Originator, the Servicer and Wells Fargo Bank, National Association as Indenture Trustee, Collateral Custodian and Backup Servicer, as the same may be amended, modified or supplemented from time to time.

          “Servicer” means CapitalSource Finance LLC or its permitted successors and assigns.

          SECTION 1.02 Other Definitional Provisions.

          (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections, and Exhibits in or to this Note Purchase Agreement unless otherwise specified.

ARTICLE II

CLOSING AND PURCHASES OF
ADDITIONAL NOTE PRINCIPAL BALANCES

          SECTION 2.01 Closing. The closing (the “Closing”) of the execution of the Basic Documents shall take place at 10:00 a.m. at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281 on September 17, 2003, or if the conditions to closing set forth in Section 4.01 of this Note Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the “Closing Date”). On the Closing Date the Purchaser shall have received the Commitment Fee in immediately available funds, in accordance with the Purchaser’s wiring instructions. On the effective date of the amendment and restatement of this Note Purchase Agreement, the Purchaser shall have received the Incremental

Commitment Fee in immediately available funds and in accordance with the Purchase’s wiring instructions.

          SECTION 2.02 Requests for Purchases of Additional Note Principal Balances; Reductions in Note Principal Balance. (a) At any time during the Revolving Period no later than 12:00 p.m. New York time at least one (1) Business Day prior to a proposed Transfer Date, to the extent that the aggregate outstanding Note Principal Balance of the Purchased Notes (after giving effect to the proposed purchase) is less than the Maximum Note Principal Balance, and subject to the terms and conditions hereof and in accordance with the other Basic Documents, the Issuer may request that the Purchaser purchase Additional Note Principal Balances (each such request, a “Notice of Additional Note Principal Balance”) in the form attached as Exhibit A to the Sale and Servicing Agreement. In addition, in connection with such Notice of Additional Note Principal Balance the Issuer shall deliver or cause the delivery of (i) a Borrowing Base Certificate in the form attached as Exhibit F to the Sale and Servicing Agreement, and a Loan Schedule, (ii) a copy of the S&SA Assignment executed by the Depositor and the Issuer with respect to the Eligible Loans proposed as Collateral for such Additional Note Principal Balance, (iii) a copy of the LPA Assignment executed by the Loan Originator and the Depositor and (iv) such additional information as may be reasonably requested by the Purchaser.

          (b) In addition, the Issuer shall or shall cause the Servicer to deliver to the Collateral Custodian (i) no later than 12:00 p.m. New York time on the Business Day prior to the Transfer Date, by facsimile transmission or in an electronic format mutually agreed upon by the Servicer and the Collateral Custodian, a copy of the duly executed original Underlying Notes of the Eligible Loans and the related Assignments of Mortgage (if any) and, if any Loans are closed in escrow, a certificate (in the form of Exhibit A) from the closing attorneys of such Eligible Loans certifying the possession of the Required Loan Documents; provided, however, notwithstanding the foregoing, the Required Loan Documents (including any UCCs included in the Required Loan Documents) shall be in the possession of the Collateral Custodian within two (2) Business Days of any related Transfer Date as to such Loans.

          On the identified Transfer Date, the Purchaser may (in the exercise of its sole and absolute discretion) purchase the Additional Note Principal Balances requested in the Notice of Additional Note Principal Balance, subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the other Basic Documents.

ARTICLE III

TRANSFER DATES

          SECTION 3.01 Transfer Dates.

          (a) Subject to the conditions and terms set forth herein and in Section 2.06 of the Sale and Servicing Agreement with respect to each Transfer Date, the Purchaser’s purchase of Additional Note Principal Balances shall be subject to the satisfaction, as of the applicable Transfer Date, of each of the following additional conditions:

          (i) With respect to the initial Transfer Date only, the Purchaser shall have received the Commitment Fee and, with respect to any Transfer Date occurring after the effective date of the amendment and restatement of this Note Purchase Agreement, the Purchaser shall have received the Incremental Commitment Fee;

          (ii) Each document required to be provided pursuant to Section 2.02 hereof shall have been provided to the Purchaser;

          (iii) Each condition set forth in Section 2.06 of the Sale and Servicing Agreement shall have been satisfied;

          (iv) Each of the representations and warranties of the Issuer, the Servicer, the Loan Originator and the Depositor made in the Basic Documents shall be true and correct as of such date (except to the extent they expressly relate to an earlier or later time);

          (v) The Issuer, the Servicer, the Loan Originator and the Depositor shall be in compliance with all of their respective covenants contained in the Basic Documents and the Purchased Notes, including, without limitation, the financial covenants contained in Section 7.01 of the Sale and Servicing Agreement;

          (vi) No Event of Default or Default shall have occurred and be continuing; and

          (vii) With respect to each Transfer Date other than the initial Transfer Date, the Purchaser shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignments required to be effected on such Transfer Date in accordance with the Sale and Servicing Agreement including, without limitation, the assignment of the Loans and the proceeds thereof required to be assigned pursuant to the related LPA Assignment, S&SA Assignment and the Indenture.

          (b) The Purchaser shall determine in its reasonable discretion whether each of the above conditions have been met and its determination shall be binding on the parties hereto.

          (c) The price paid by the Purchaser on each Transfer Date for the Additional Note Principal Balance purchased on such Transfer Date shall be equal to the amount of such Additional Note Principal Balance, and shall be remitted not later than 5:00 p.m. New York City time on the Transfer Date by wire transfer of immediately available funds to or at the direction of the Loan Originator on behalf of the Issuer.

          (d) The Purchaser shall record on the schedule attached to the Purchased Notes, the date and amount of any Additional Note Principal Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect the Purchaser’s rights with respect to its Note Principal Balance and its right to receive interest payments in respect of the Note Principal Balance actually held. Absent manifest error, the Note Principal Balance of the Purchased Notes as set forth in the Purchaser’s records shall be binding upon the parties hereto, notwithstanding any notation or record made or kept by any other party hereto.

ARTICLE IV

CONDITIONS PRECEDENT

          SECTION 4.01 Closing Subject to Conditions Precedent. The Closing of the Basic Documents is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):

          (a) Payment of Commitment Fee. The Purchaser shall have received the full amount of the Commitment Fee, in immediately available funds, in accordance with the Purchaser’s wiring instructions.

          (b) Performance by the Issuer, the Depositor, the Servicer and the Loan Originator. All the terms, covenants, agreements and conditions of the Basic Documents to be complied with and performed by the Issuer, the Depositor, the Servicer and the Loan Originator on or before the Closing Date shall have been complied with and performed in all material respects.

          (c) Representations and Warranties. Each of the representations and warranties of the Issuer, the Depositor, the Servicer and the Loan Originator made in the Basic Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).

          (d) Officer’s Certificate. The Purchaser shall have received in form and substance reasonably satisfactory to the Purchaser an Officer’s Certificate from the Loan Originator, the Depositor and the Servicer and a certificate of an Authorized Officer of the Issuer, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (b) and (c).

          (e) Opinions of Counsel to the Issuer, the Loan Originator, the Servicer and the Depositor. Counsel to the Issuer, the Loan Originator, the Servicer and the Depositor shall have delivered to the Purchaser opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel. In addition to the foregoing, the Loan Originator shall have caused its counsel to deliver to the Purchaser an opinion to the effect that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool, for federal income tax purposes.

          (f) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to the Purchaser a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.

          (g) Opinions of Counsel to the Owner Trustee. Delaware counsel to the Owner Trustee of the Issuer shall have delivered to the Purchaser favorable opinions regarding the formation, existence and standing of the Issuer and of the Issuer’s execution, authorization and delivery of each of the Basic Documents to which it is a party and such other matters as the

Purchaser may reasonably request, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.

          (h) Filings and Recordations. Within ten (10) days of the Closing Date and on or prior to each Transfer Date, the Purchaser shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignment by the Loan Originator to the Depositor of the Loan Originator’s ownership interest in the Trust Estate including, without limitation, the Eligible Loans conveyed pursuant to the Loan Sale Agreement and the proceeds thereof, (ii) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignment by the Depositor to the Issuer of the Depositor’s ownership interest in the Collateral including, without limitation, the Loans, the Loan Collateral and the proceeds thereof, (iii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Collateral including, without limitation, the Loans, in favor of the Indenture Trustee, subject to no Liens prior to the Lien of the Indenture, and (iv) evidence satisfactory to the Purchaser of the transfer of the Required Equity Contribution by the Depositor to the Issuer.

          (i) Documents. The Purchaser shall have received a duly executed counterpart of each of the Basic Documents, in form acceptable to the Purchaser, the Purchased Notes and each and every document or certification delivered by any party in connection with any of the Basic Documents or the Purchased Notes, and each such document shall be in full force and effect.

          (j) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Basic Documents, the Purchased Notes and the documents related thereto in any material respect.

          (k) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Basic Documents, the Purchased Notes and the documents related thereto shall have been obtained or made.

          (l) Accounts. The Purchaser shall have received evidence reasonably satisfactory to it that each Trust Account has each been established in accordance with the terms of the Sale and Servicing Agreement.

          (m) Reserved.

          (n) Other Documents. The Issuer, the Loan Originator, the Depositor and the Servicer shall have furnished to the Purchaser such other opinions, information, certificates and documents as the Purchaser may reasonably request.

          (o) Proceedings in Contemplation of Sale of Purchased Notes. All actions and proceedings undertaken by the Issuer, the Loan Originator, the Depositor and the Servicer in

connection with the issuance and sale of the Purchased Notes as herein contemplated shall be satisfactory in all respects to the Purchaser and its counsel.

          (p) Financial Covenants. The Loan Originator shall be in compliance with the financial covenants set forth in Section 7.01 of the Sale and Servicing Agreement.

          If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Loan Originator at any time at or prior to the Closing Date, and the Purchaser shall incur no liability as a result of such termination.

          SECTION 4.02 Conditions Precedent to Amendment and Restatement. The effectiveness of the amendment and restatement of this Note Purchase Agreement is subject to the satisfaction of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):

          (a) Payment of Incremental Commitment Fee. The Purchaser shall have received the full amount of the Incremental Commitment Fee, in immediately available funds, in accordance with the Purchaser’s wiring instructions.

          (b) Delivery of Amended and Restated Sale and Servicing Agreement and Amended and Restated Note. The Purchaser shall have received a duly executed counterpart of the Sale and Servicing Agreement and a duly executed Amended and Restated Note.

          (c) Other Conditions Precedent. The Purchaser shall have satisfied the conditions precedent set forth in paragraphs (b), (c), (d), (e), (h), (j), (k), (n), (o) and (p) of Section 4.01 hereof with respect to and as of the proposed date of the amendment and restatement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE ISSUER AND THE DEPOSITOR

          SECTION 5.01 Representations and Warranties. The Issuer and the Depositor hereby jointly and severally make the following representations and warranties to the Purchaser, as of the Closing Date, and as of each Transfer Date, and the Purchaser shall be deemed to have relied on such representations and warranties in making purchases of Additional Note Principal Balances on each Transfer Date:

          (a) The Issuer has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with requisite trust power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would reasonably be expected to have a material adverse effect on the Issuer or any adverse effect on the interests of the Purchaser.

          (b) The issuance, sale, assignment and conveyance of the Purchased Notes and the Additional Note Principal Balances, the performance of the Issuer’s obligations under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Basic Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated therein.

          (c) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery to the Purchaser of the Purchased Notes. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Basic Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or “blue sky” laws in connection with any transfer of the Purchased Notes.

          (d) The Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

          (e) Each of the Basic Documents to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

          (f) The execution, delivery and performance by the Issuer of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer or any of its properties, in each case which could reasonably be expected to have a material adverse effect on any of the transactions contemplated therein.

          (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Issuer or the transactions contemplated by the Basic Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that would reasonably be expected to materially and adversely affect (i) the ability of the Issuer to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer.

          (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Purchased Notes or the consummation of any of the transactions contemplated by the Basic Documents or the Purchased Notes, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its respective obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Purchased Notes.

          (i) The Issuer is not, and neither the issuance and sale of the Purchased Notes to the Purchaser nor the activities of the Issuer pursuant to the Basic Documents, shall render the Issuer an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (j) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (k) The Issuer is solvent and has adequate capital for its business and undertakings.

          (l) The chief executive offices of the Issuer are located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or, with the consent of the Purchaser, such other address as shall be designated by the Issuer in a written notice to the other parties hereto.

          (m) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Act with respect to the Purchased Notes.

          SECTION 5.02 Securities Act. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchaser, contained herein, the sale of the Purchased Notes and the sale of Additional Note Principal Balances pursuant to this Agreement are each exempt from the registration and prospectus delivery requirements of the Act. In the case of the offer or sale of the Purchased Notes, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person

acting on its or their behalf has offered or sold, nor will the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Purchased Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchaser and compliance with the applicable provisions of the Indenture with respect to each transfer of the Purchased Notes, would render the issuance and sale of the Purchased Notes as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.

          SECTION 5.03 No Fee. Neither the Issuer, nor the Depositor, nor any of their Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Purchased Notes.

          SECTION 5.04 Information. The information provided pursuant to Section 7.01(a) hereof will, at the date thereof, be true and correct in all material respects.

          SECTION 5.05 The Purchased Notes. The Purchased Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.

          SECTION 5.06 Use of Proceeds. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Exchange Act.

          SECTION 5.07 The Depositor. The Depositor hereby makes to the Purchaser each of the representations, warranties and covenants set forth in Section 3.01 of the Sale and Servicing Agreement as of the Closing Date and as of each Transfer Date (except to the extent that any such representation, warranty or covenant is expressly made as of another date).

          SECTION 5.08 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer and the Depositor, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer and the Depositor of each Basic Document to which they are parties, the issuance of the Purchased Notes or otherwise applicable to the Issuer or the Depositor in connection with the Trust Estate have been paid or will be paid by the Issuer or the Depositor, as applicable, at or prior to the Closing Date or Transfer Date, to the extent then due.

          SECTION 5.09 Financial Condition. On the date hereof and on each Transfer Date, neither the Issuer nor the Depositor is subject to a Bankruptcy Event or has reason to believe that its insolvency is imminent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE PURCHASER

          SECTION 6.01 Representations and Warranties. The Purchaser hereby makes the following representations and warranties, as to itself, to the Issuer and the Depositor on which the same are relying in entering into this Note Purchase Agreement.

          (a) Organization. The Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with power and authority to own its properties and to transact the business in which it is now engaged.

          (b) Authority, etc. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Note Purchase Agreement and to consummate the transactions herein contemplated. The execution and delivery by the Purchaser of this Note Purchase Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action on the part of the Purchaser. This Note Purchase Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Neither the execution and delivery by the Purchaser of this Note Purchase Agreement nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Purchaser’s organizational documents or any Governmental Rule applicable to the Purchaser.

          (c) Institutional Accredited Investor. The Purchaser is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the 1933 Act (an “Institutional Accredited Investor”) that is acquiring the Purchased Notes for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which it exercises sole investment discretion.

          (d) ERISA. The Purchaser either (i) is not, and not acquiring the Purchased Notes on behalf of or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Section 4975 of the Code, or (b) is, or is acquiring the Purchased Notes on behalf of or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA of Section 4975 of the Code and the conditions for exemptive relief under at least one of the following prohibited transaction class exemptions have been satisfied: Prohibited Transaction Class Exemption (“PTCE”) 96-23 (relating to transactions effected by an “in-house asset manager”), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 91-38 (relating to transactions involving bank collective investment funds), PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts), and PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”).

          (e) Securities Act. The Purchaser will acquire the Purchased Notes pursuant to this Note Purchase Agreement without a view to any public distribution thereof, and will not offer to sell or otherwise dispose of the Purchased Notes (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws, or by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and will comply with the requirements of the Indenture. The Purchaser acknowledges that it has no right to require the Issuer or any other Person to register the Purchased Notes under the Securities Act or any other securities law.

          (f) Conflicts With Law. The execution, delivery and performance by the Purchaser of its obligations under this Note Purchase Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or of any statute, order or regulation applicable to the Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.

          (g) Conflicts With Agreements, etc. The Purchaser is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be materially adverse to the Purchaser in the performance of its obligations or duties under any of the Basic Documents to which it is a party. The Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser that materially and adversely affects, or which could be expected in the future to materially and adversely affect the ability of the Purchaser to perform its obligations under this Note Purchase Agreement.

ARTICLE VII

COVENANTS OF THE ISSUER AND
THE DEPOSITOR

          SECTION 7.01 Information from the Issuer. So long as the Purchased Notes remain outstanding, the Issuer and the Depositor shall each furnish to the Purchaser:

          (a) such information (including financial information), documents, records or reports with respect to the Collateral, including, without limitation, the Loans and the Loan Collateral, the Issuer, the Loan Originator, the Servicer or the Depositor as the Purchaser may from time to time reasonably request;

          (b) as soon as possible and in any event within five (5) Business Days after the occurrence thereof, notice of each Event of Default under the Sale and Servicing Agreement or the Indenture, and each Default; and

          (c) promptly and in any event within 30 days after the occurrence thereof, written notice of a change in address of the chief executive office or place of organization of the Issuer, the Loan Originator or the Depositor.

          SECTION 7.02 Access to Information. So long as the Purchased Notes remain outstanding, each of the Issuer and the Depositor shall, on reasonable request from time to time during regular business hours, permit the Purchaser, or their agents or representatives to:

          (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer or the Depositor relating to the Eligible Loans or the Basic Documents as may be requested, and

          (b) visit the offices and property of the Issuer and the Depositor for the purpose of examining such materials described in clause (a) above.

          SECTION 7.03 Ownership and Security Interests; Further Assurances. The Depositor will take all action reasonably necessary to maintain the Issuer’s ownership interest in the Loans and the other items sold pursuant to Article II of the Sale and Servicing Agreement. The Issuer and the Depositor will take all action necessary to maintain the Indenture Trustee’s security interest in the Eligible Loans and the other items pledged to the Indenture Trustee pursuant to the Indenture.

          The Issuer and the Depositor agree to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Purchaser to more fully effect the purposes of this Note Purchase Agreement.

          SECTION 7.04 Covenants. The Issuer and the Depositor shall each duly observe and perform each of their respective covenants set forth in each of the Basic Documents to which they are parties.

          SECTION 7.05 Amendments. Neither the Issuer nor the Depositor shall make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Basic Document to which the Issuer or the Depositor, as applicable, is a party without the prior written consent of the Purchaser.

          SECTION 7.06 With Respect to the Exempt Status of the Purchased Notes.

          (a) Neither the Issuer nor the Depositor, nor any of their respective Affiliates, nor any Person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the Securities Act.

          (b) Neither the Issuer nor the Depositor, nor any of their Affiliates, nor any Person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Purchased Notes.

ARTICLE VIII

ADDITIONAL COVENANTS

          SECTION 8.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.

          SECTION 8.02 Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.

          SECTION 8.03 Restrictions on Transfer. The Purchaser agrees that it will comply with the restrictions on transfer of the Purchased Notes set forth in the Indenture and resell the Purchased Notes only in compliance with such restrictions.

ARTICLE IX

INDEMNIFICATION

          SECTION 9.01 Indemnification of Purchaser. Each of the Issuer and the Depositor hereby agree to, jointly and severally, indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities, expenses or judgments (including accounting fees and reasonable legal fees and other expenses incurred in connection with this Note Purchase Agreement or any other Basic Document and any action, suit or proceeding or any claim asserted) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any information prepared by and furnished or to be furnished by any of the Issuer, the Loan Originator or the Depositor pursuant to or in connection with the transactions contemplated hereby including, without limitation, such written information as may have been and may be furnished in connection with any due diligence investigation with respect to the business, operations, financial condition of the Issuer, the Loan Originator, the Depositor or with respect to the Eligible Loans, to the extent such information contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein in light of the circumstances under which such statements were made not misleading, except with respect to any such information used by such Indemnified Party in violation of the Basic Documents which results in such Losses; provided, however, that neither the Issuer nor the Depositor will be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of any Indemnified Party. The indemnities contained in this Section 9.01 will be in addition to any liability which the Issuer or the Depositor may otherwise have pursuant to this Note Purchase Agreement and any other Basic Document.

ARTICLE X

LIMITED RECOURSE

          SECTION 10.01 Limited Recourse. At the option of the Purchaser, in the event that the Required Overcollateralization Amount is not satisfied on any date of determination, CapitalSource Finance LLC shall be required to remit to the Indenture Trustee an amount equal to such shortfall for payment to the Noteholders pursuant to Section 5.01(b)(7) of the Sale and Servicing Agreement. Such payment shall be applied to reduce the Note Principal Balance of the Purchased Notes. Notwithstanding the foregoing, in no event shall CapitalSource Finance LLC be required to make any payment pursuant to this Section 10.01 if the amount of the payment (or any portion thereof) would cause the aggregate amount of payments made by CapitalSource Finance LLC pursuant to this Section 10.01 on all prior dates during the term of this Agreement to exceed 10% of the Note Principal Balance outstanding on such date.

ARTICLE XI

MISCELLANEOUS

          SECTION 11.01 Amendments. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 11.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.

          SECTION 11.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.04 Binding Effect; Assignability.

          (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Depositor and the Purchaser and their respective permitted successors and assigns (including any subsequent holders of the Purchased Notes); provided, however, except as provided in clause (d) below, neither the Issuer nor the Depositor shall have any right to assign their respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Purchaser.

          (b) The Purchaser may, in the ordinary course of its business and in accordance with the Basic Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a “Participant”), participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by the Purchaser of participating interests to a Participant, the Purchaser’s rights and obligations under this Note Purchase Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Issuer and the Depositor shall continue to deal solely and directly with the Purchaser and shall have no obligations to deal with any Participant in connection with the Purchaser’s rights and obligations under this Note Purchase Agreement.

          (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Purchased Notes shall have been paid in full.

          (d) The Purchaser may sell or assign the Purchased Note only with the prior consent of the Loan Originator unless (i) such sale or assignment is to an Affiliate of the Purchaser, (ii) such sale or assignment occurs during the continuance of a Trigger Event under the Sale and Servicing Agreement or (iii) the Depositor or the Loan Originator breaches a representation or warranty contained in the Sale and Servicing Agreement. In addition, the Purchaser shall have the right to sell or finance the Purchased Note pursuant to a repurchase, financing or similar transaction without the consent of the Loan Originator.

          SECTION 11.05 Provision of Documents and Information. Each of the Issuer and the Depositor acknowledges and agrees that the Purchaser is permitted to provide to any subsequent Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer, the Depositor and the Loans delivered to the Purchaser pursuant to this Note Purchase Agreement provided that with respect to confidential information, such subsequent Purchaser, permitted assignees and Participants agree to be bound by Section 13.15 of the Sale and Servicing Agreement.

          SECTION 11.06 GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

          SECTION 11.07 No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Note Purchase Agreement, the Depositor and the Purchaser hereby covenant and agree that they will not institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          SECTION 11.08 Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 11.09 No Recourse - Purchaser and Depositor.

          (a) The obligations of the Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Purchaser or any officer thereof are solely the partnership or corporate obligations of the Purchaser, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of the Purchaser.

          (b) The obligations of the Depositor under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Depositor or any officer thereof are solely the limited liability company obligations of the Depositor. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchaser or any officer thereof in connection therewith, against any member, managing director, employee or officer of the Depositor.

          (c) The Purchaser, by accepting the Purchased Notes, acknowledges that such Purchased Notes represent an obligation of the Issuer and do not represent an interest in or an obligation of the Loan Originator, the Servicer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Purchased Notes or the Basic Documents.

          SECTION 11.10 Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Purchased Notes.

          SECTION 11.11 Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Notes will be treated as evidence of indebtedness secured by the Loans and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Purchased Notes for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Basic Documents shall be construed to further these intentions of the parties.

          SECTION 11.12 Conflicts. Notwithstanding anything contained herein to the contrary, in the event of the conflict between the terms of the Sale and Servicing Agreement and this Note Purchase Agreement, the terms of the Sale and Servicing Agreement shall control.

          SECTION 11.13 Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of CapitalSource Funding II Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note Purchase Agreement or any other related documents.

          SECTION 11.14 Amendment and Restatement.

          This Note Purchase Agreement is an amendment and restatement of the Note Purchase Agreement dated as of September 17, 2003 (the “Old Note Purchase Agreement”). On and after the effective date of this Note Purchase Agreement, each reference herein and in the Sale and Servicing Agreement and each other Basic Document to “the Note Purchase Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Old Note Purchase Agreement shall mean and be a reference to this Note Purchase Agreement. The execution, delivery and effectiveness of this Note Purchase Agreement shall not operate as a waiver of any right, power or remedy hereunder or constitute a waiver of any provision hereof. This amended and restated Note Purchase Agreement does not constitute a novation or termination of the “Note Purchase Agreement” or any other Basic Document and all obligations under the “Note Purchase Agreement” are in all respects continuing as hereby amended.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

CAPITALSOURCE FUNDING II TRUST,

BY:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ R. K. MANEY

Name: Roseline K. Maney
Title: Vice President

CS FUNDING II DEPOSITOR LLC

By:	/s/ STEVEN A. MUSELES

Name: Steven A. Museles
Title: Senior Vice President

CAPITALSOURCE FINANCE LLC

By:	/s/ STEVEN A. MUSELES

Name: Steven A. Museles
Title: Senior Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ JOHN ECK

Name: John Eck
Title: Vice President

Amended And Restated Note Purchase Agreement

Schedule I
Information for Notices

1.	if to the Issuer:

CapitalSource Funding II Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

with a copy to the Administrator:

CapitalSource Finance LLC
4445 Willard Avenue - 12th Floor
Chevy Chase, Maryland 20815
Attention: Controller

2.	if to the Depositor:

CS Funding II Depositor LLC
4445 Willard Avenue - 12th Floor
Chevy Chase, Maryland 20815
Attention: Controller

3.	if to CapitalSource:

CapitalSource Finance LLC
4445 Willard Avenue - 12th Floor
Chevy Chase, Maryland 20815
Attention: Controller

4.	if to the Purchaser:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Asset-Backed Finance

EXHIBIT A

Form of Certificate from Closing Attorney

(see attached)

EXHIBIT B

Incremental Note